Vestis Reports Second Quarter 2024 Results and Updates Full-Year Outlook
Positioning Vestis for long-term success as we advance our strategic plan while navigating in-year short-term challenges

Second Quarter 2024 Results

•Revenue of $705 million increased 0.9% year-over-year; excluding the impact of FX and the prior year temporary energy fee, revenue growth was 2.8%
•Operating Income of $43 million or 6.1% of revenue
•Adjusted EBITDA of $87 million or 12.4% of revenue
•Operating Cash Flow of $127.5 million fiscal year-to-date, up 85% year-over-year
•Free Cash Flow of $97.7 million fiscal year-to-date, up 107% year-over-year
•Reduced debt by $54M in Q2, including $45M of voluntary debt prepayment; net debt leverage was 3.82x at the end of Q2, down from 3.95x at the end of fiscal 2023

ATLANTA, GA, May 2, 2024 – Vestis Corporation (NYSE: VSTS), a leading provider of uniforms and workplace supplies, today announced its results for the second quarter ended March 29, 2024 and updated its outlook for fiscal year 2024.

Management Commentary

“I am grateful to our team for the work they do each day and the tremendous effort that has been put into executing the spin. With this transition now behind us, we are keenly focused on advancing our plan for long-term value creation”, said Kim Scott, Vestis President and CEO.

“Our results in the quarter and outlook for the year are not in line with expectations but demonstrate the power of our model and the underlying health of the business, as evidenced by the strong and improving cash flow generation despite the revenue shortfall. Our ability to generate strong cash flows will serve us well as we continue to ramp our sales productivity and improve customer retention.

While we are lowering fiscal 2024 guidance as we navigate short-term challenges, operating trends are improving across our business. We are advancing our strategic plan, particularly in the areas of logistics optimization and customer penetration through cross-selling on routes. We remain confident in the value creation opportunity for Vestis and are mobilized to capitalize on it over the long-term.”

Second Quarter 2024 Financial Summary

This press release contains non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

($ in millions)	Consolidated
	Three Months Ended
	March 29, 2024	March 31, 2023	Change
Revenue	$705.4	$699.3	0.9%
Operating Income	43.1	49.4	(12.8)%
Adjusted Operating Income	58.5	65.7	(11.0)%
Net Income	6.0	36.9	(83.8)%
Adjusted EBITDA	87.2	92.8	(6.0)%
Adjusted EBITDA Margin	12.4%	13.3%	(90 bps)

Vestis’ second quarter 2024 revenue increased 0.9% versus the second quarter of 2023, which included a $13 million impact from the temporary energy fee. Excluding the impact of foreign currency and the prior year temporary energy fee, Vestis’ revenue growth rate was 2.8%.

Second quarter fiscal 2024 adjusted EBITDA margin declined by 90 basis points, which included an approximately 60 basis point impact from higher public company costs as compared to the prior year. The impact of lower volume and the elimination of the temporary energy fee more than offset the favorable impact of pricing and productivity in the quarter.

Balance Sheet and Cash Flow

Vestis’ net cash provided by operating activities increased 85% year-over-year in the first half of fiscal 2024 to $127.5 million. Free cash flow in the first half of fiscal 2024 increased 107% year-over-year to $97.7 million.

As of March 29, 2024, total principal debt outstanding was $1.44 billion, which includes the impact of a $54 million principal repayment on the company’s Term Loan A-2 during the quarter; net leverage declined from 3.95x at the end of fiscal 2023 to 3.82x at the end of the second quarter of fiscal 2024.

During the second quarter, Vestis successfully refinanced its $800 million 2-year Term Loan A-1 with an $800 million 7-year Term Loan B-1, extending Vestis’ debt maturity profile by more than five years to 2031.

Revised Fiscal Year 2024 Outlook

We now expect to deliver fiscal 2024 revenue growth in the range of (1)% to 0%. Adjusted EBITDA margin is now expected to be between 12.0% and 12.4%. We continue to expect $15 to $18 million in incremental public company costs in the period.

We are actively pursuing a portfolio of cost efficiency programs, accelerating logistics and merchandise optimization, and identifying and implementing the optimal organization structure to accelerate growth.

Our strategic imperatives include disciplined capital allocation with deleveraging as a priority. We continue to expect strong free cash flow conversion and anticipate a ratio of free cash flow to net income greater than or equal to 100%.

Forward Looking Non-GAAP Information

This release includes certain non-GAAP financial information that is forward-looking in nature, including without limitation adjusted EBITDA margin. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. The estimates of revenue growth for fiscal year 2024 and adjusted EBITDA margin for fiscal year 2024 do not attempt to forecast currency fluctuations and, accordingly, reflect an assumption of constant currency.

Conference Call Information
Vestis will host a webcast to discuss its fiscal second quarter 2024 results and outlook on Thursday, May 2, 2024 at 10:00 AM ET. The webcast can be accessed live through the investor relations section of the Company’s website at www.vestis.com. Additionally, a slide presentation will accompany the call and will also be available on the Company’s website. A replay of the live event will be available on the Company’s website shortly after the call for 90 days.

About Vestis™
Vestis is a leader in the B2B uniform and workplace supplies category. Vestis provides uniform services and workplace supplies to a broad range of North American customers from Fortune 500 companies to locally owned small businesses across a broad set of end sectors. The Company’s comprehensive service offering primarily includes a full-service uniform rental program, floor mats, towels, linens, managed restroom services, first aid supplies, and cleanroom and other specialty garment processing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “outlook,” “aim,” “anticipate,” “are or remain or continue to be confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable economic conditions; increases in fuel and energy costs; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts; natural disasters, global calamities, climate change, pandemics, strikes and other adverse incidents; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; currency risks and other risks associated with international operations; our inability to hire and retain key or sufficient qualified personnel or increases in labor costs; continued or further unionization of our workforce; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; increases or changes in income tax rates or tax-related laws; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance considerations; the expected benefits of the separation from Aramark and the risk that conditions to the separation will not be satisfied; the risk of increased costs from lost synergies; retention of existing management team members as a result of the separation from Aramark; reaction of customers, employees and other parties to the separation from Aramark, and the impact of the separation on our business; our leverage and ability to meet debt obligations; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation and distribution; a determination by the IRS that the distribution or certain related transactions are taxable; and the and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Vestis’ filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investors
Michael Aurelio, CFA
470-653-5015
michael.aurelio@vestis.com

Media
Danielle Holcomb
470-716-0917
danielle.holcomb@vestis.com

VESTIS CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2024	March 31, 2023	March 29, 2024	March 31, 2023
Revenue	$705,368	$699,305	$1,423,291	$1,400,002
Operating Expenses:
Cost of services provided (exclusive of depreciation and amortization)	504,417	499,462	1,006,797	995,576
Depreciation and amortization	35,213	33,621	70,575	67,507
Selling, general and administrative expenses	122,684	116,828	255,264	243,151
Total Operating Expenses	662,314	649,911	1,332,636	1,306,234
Operating Income	43,054	49,394	90,655	93,768
Interest Expense and Other, net	(34,713)	161	(65,488)	351
Income Before Income Taxes	8,341	49,555	25,167	94,119
Provision for Income Taxes	2,376	12,700	6,934	23,796
Net Income	$5,965	$36,855	$18,233	$70,323

Earnings per share:
Basic	$0.05	$0.28	$0.14	$0.54
Diluted	$0.05	$0.28	$0.14	$0.54
Weighted Average Shares Outstanding(1):
Basic	131,524	130,725	131,457	130,725
Diluted	131,893	130,725	131,788	130,725
__________________
(1) During the three and six months ended March 31, 2023, Vestis was not a publicly traded company, and therefore, did not have available or issued shares of common stock outstanding. In accordance with United States Generally Accepted Accounting Principles, the Company elected to use the number of shares of common stock distributed to shareholders of Aramark upon the separation of Vestis from Aramark as the weighted average shares outstanding to calculate earnings per share on the combined results for three and six months ended March 31, 2023.

VESTIS CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	March 29, 2024	September 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$30,659	$36,051
Receivables (net of allowances: $19,966 and $25,066)	405,954	392,916
Inventories, net	140,931	174,719
Rental merchandise in service, net	400,661	399,035
Other current assets	26,543	17,244
Total current assets	1,004,748	1,019,965
Property and Equipment, at cost:
Land, buildings and improvements	575,696	585,797
Equipment	1,142,891	1,110,812
	1,718,587	1,696,609
Less - Accumulated depreciation	(1,063,276)	(1,032,078)
Total property and equipment, net	655,311	664,531
Goodwill	963,734	963,543
Other Intangible Assets, net	225,657	238,608
Operating Lease Right-of-use Assets	55,584	57,890
Other Assets	216,627	212,587
Total Assets	$3,121,661	$3,157,124
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$8,000	$26,250
Current maturities of financing lease obligations	27,775	27,659
Current operating lease liabilities	19,272	19,935
Accounts payable	146,528	134,498
Accrued payroll and related expenses	95,104	113,771
Accrued expenses and other current liabilities	103,475	73,412
Total current liabilities	400,154	395,525
Long-Term Borrowings	1,410,849	1,462,693
Noncurrent Financing Lease Obligations	110,702	105,217
Noncurrent Operating Lease Liabilities	43,475	46,084
Deferred Income Taxes	205,160	217,647
Other Noncurrent Liabilities	50,610	52,598
Total Liabilities	2,220,950	2,279,764
Commitments and Contingencies
Equity:
Common stock, par value $0.01 per share, 350,000,000 shares authorized, 131,450,628 shares issued and outstanding as of March 29, 2024	1,315	—
Additional paid-in capital	921,346	—
Retained earnings	9,032	—
Net parent investment	—	908,533
Accumulated other comprehensive loss	(30,982)	(31,173)
Total Equity	900,711	877,360
Total Liabilities and Equity	$3,121,661	$3,157,124

VESTIS CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six months ended
	March 29, 2024	March 31, 2023
Net cash provided by operating activities	$127,542	$68,765
Cash flows from investing activities:
Purchases of property and equipment and other	(29,825)	(32,345)
Disposals of property and equipment	—	10,652
Net cash used in investing activities	(29,825)	(21,693)
Cash flows from financing activities:
Proceeds from long-term borrowings	798,000	—
Payments of long-term borrowings	(862,500)	—
Payments of financing lease obligations	(15,148)	(13,852)
Net cash distributions (to) from Parent	(6,051)	(46,941)
Dividend payments	(4,600)	—
Debt issuance costs	(11,134)	—
Other financing activities	(1,728)	—
Net cash used in financing activities	(103,161)	(60,793)
Effect of foreign exchange rates on cash and cash equivalents	52	478
Increase (decrease) in cash and cash equivalents	(5,392)	(13,243)
Cash and cash equivalents, beginning of period	36,051	23,736
Cash and cash equivalents, end of period	$30,659	$10,493

Non-GAAP Definitions
This release could include certain non-GAAP financial measures, such as Adjusted Revenue Growth (Organic), Adjusted Revenue (Organic), Adjusted Revenue Growth excluding Temporary Energy Fee, Adjusted Revenue excluding Temporary Energy Fee, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Leverage, and Trailing Twelve Months Adjusted EBITDA. Vestis utilizes these measures when monitoring and evaluating operating performance. The non-GAAP financial measures presented herein are supplemental measures of Vestis’ performance that Vestis believes help investors because they enable better comparisons of Vestis’ historical results and allow Vestis’ investors to evaluate its performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. Vestis’ presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Vestis’ results as reported under U.S. GAAP. Because of their limitations, these non-GAAP financial measures should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or that will be available to Vestis to meet its obligations. Vestis compensates for these limitations by using these non-GAAP financial measures along with other comparative tools, together with U.S. GAAP financial measures, to assist in the evaluation of operating performance. You should not consider these measures as alternatives to revenue, operating income, operating income margin, net income, net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. Vestis believes that these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures which exclude non-cash or other items that may not be indicative of or are unrelated to Vestis’ core operating results and the overall health of Vestis. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Adjusted Revenue Growth (Organic)
Adjusted Revenue Growth (Organic) measures our revenue growth trends excluding the impact of acquisitions and foreign currency, and we believe it is useful for investors to understand growth through internal efforts. We define “organic revenue growth” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, and (iii) the impact of the 53rd week, when applicable.

Adjusted Revenue Growth excluding Temporary Energy Fee
We define “adjusted revenue growth excluding temporary energy fee” as the growth in revenues, excluding (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable and (iv) the impact of the temporary energy fee, when applicable. We believe it is useful for investors to understand growth through internal efforts.

Adjusted Revenue excluding Temporary Energy Fee
Adjusted Revenue excluding Temporary Energy Fee represents revenue as determined in accordance with U.S. GAAP, adjusted to exclude (i) acquisitions, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of the 53rd week, when applicable, and (iv) the impact of the temporary energy fee, when applicable.

Adjusted Operating Income
Adjusted Operating Income represents Operating Income adjusted for Amortization Expense of Acquired Intangibles; Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Related Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week, when applicable; and Gain, Losses, Settlements and Other Items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted Operating Income Margin
Adjusted Operating Income Margin represents Adjusted Operating Income as a percentage of Revenue.

Adjusted EBITDA
Adjusted EBITDA represents Net Income adjusted for Provision for Income Taxes; Interest Expense and Other, net; and Depreciation and Amortization (EBTIDA), further adjusted for Share-based Compensation Expense; Severance and Other Charges; Merger and Integration Charges; Management Fee; Separation Related Charges; Estimated Impact of 53rd Week (when applicable); Gains, Losses, Settlements; and other items impacting comparability. Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between periods. Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Revenue.

Free Cash Flow
Free Cash Flow represents Net cash provided by operating activities adjusted for Purchases of Property and Equipment and Other and Disposals of property and equipment.

Net Debt
Net Debt represents total principal debt outstanding and finance lease obligations, less cash and cash equivalents.

Net Leverage
Net Leverage represents Net Debt divided by the Trailing Twelve Months Adjusted EBITDA.

Trailing Twelve Months Adjusted EBITDA
Trailing Twelve Months Adjusted EBITDA represents Adjusted EBITDA for the preceding four fiscal quarters.

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	March 29,	March 31,	March 29,	March 31,	March 29,	March 31,	March 29,	March 31,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$642.1	$636.9	$63.3	$62.4			$705.4	$699.3
Effect of Currency Translation on Current Year Revenue	—	—	(0.2)	—			(0.2)	—
Adjusted Revenue (Organic)	$642.1	$636.9	$63.1	$62.4			$705.2	$699.3
Temporary Energy Fee	—	13.4	—	—			—	13.4
Adjusted Revenue excluding Temporary Energy Fee	$642.1	$623.5	$63.1	$62.4			$705.2	$685.9
Revenue Growth (as reported)	0.8%	5.4%	1.4%	6.5%			0.9%	5.5%
Adjusted Revenue Growth (Organic)	0.8%	5.4%	1.1%	14.0%			0.8%	6.1%
Adjusted Revenue Growth excluding Temporary Energy Fee	3.0%	3.2%	1.1%	14.0%			2.8%	4.1%

Operating Income (as reported)	$71.2	$68.2	$1.0	$1.5	$(29.1)	$(20.3)	$43.1	$49.4
Amortization Expense	6.4	6.4	0.1	0.1	—	—	6.5	6.5
Share-Based Compensation	—	—	—	—	4.7	3.5	4.7	3.5
Severance and Other Charges	(0.6)	5.7	—	(0.2)	—	—	(0.6)	5.5
Separation Related Charges	—	—	—	—	4.1	3.4	4.1	3.4
Management Fee	(1.9)	(1.9)	1.9	1.9	—	—	—	—
Gain, Losses, and Settlements	0.7	(5.2)	—	—	—	2.6	0.7	(2.6)
Total Operating Income Adjustments	$4.6	$5.0	$2.0	$1.8	$8.8	$9.5	$15.4	$16.3
Adjusted Operating Income (Non-GAAP)	$75.8	$73.2	$3.0	$3.3	$(20.3)	$(10.8)	$58.5	$65.7
Depreciation Expense	25.9	24.5	2.8	2.5	—	0.1	28.7	27.1
Adjusted EBITDA (Non-GAAP)	$101.7	$97.7	$5.8	$5.8	$(20.3)	$(10.7)	$87.2	$92.8
Operating Income Margin (as reported)	11.1%	10.7%	1.6%	2.4%			6.1%	7.1%
Adjusted Operating Income Margin (Non-GAAP)	11.8%	11.5%	4.7%	5.3%			8.3%	9.4%
Adjusted EBITDA Margin (Non-GAAP)	15.8%	15.3%	9.2%	9.3%			12.4%	13.3%

Net Income (as reported)							$6.0	$36.9
Operating Income Adjustments (Above)							15.4	16.3
Tax Impact of Operating Income Adjustments							(4.0)	(4.2)
Adjusted Net Income (Non-GAAP)							$17.4	$49.0

Basic weighted-average shares outstanding (millions)							131.5	130.7
Diluted weighted-average shares outstanding (millions)							131.9	130.7
Basic Earnings Per Share							$0.05	$0.28
Diluted Earnings Per Share							$0.05	$0.28
Adjusted Basic Earnings Per Share							$0.13	$0.37
Adjusted Diluted Earnings Per Share							$0.13	$0.37

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	United States		Canada		Corporate		Consolidated
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended
	March 29,	March 31,	March 29,	March 31,	March 29,	March 31,	March 29,	March 31,
	2024	2023	2024	2023	2024	2023	2024	2023
Revenue (as reported)	$1,295.3	$1,274.6	$128.0	$125.4			$1,423.3	$1,400.0
Effect of Currency Translation on Current Year Revenue	—	—	—	—			—	—
Adjusted Revenue (Organic)	$1,295.3	$1,274.6	$128.0	$125.4			$1,423.3	$1,400.0
Temporary Energy Fee	—	26.7	—	—			—	26.7
Adjusted Revenue excluding Temporary Energy Fee	$1,295.3	$1,247.9	$128.0	$125.4			$1,423.3	$1,373.3
Revenue Growth (as reported)	1.6%	5.7%	2.1%	5.9%			1.7%	5.7%
Adjusted Revenue Growth (Organic)	1.6%	5.7%	2.1%	13.9%			1.7%	6.4%
Adjusted Revenue Growth excluding Temporary Energy Fee	3.8%	3.5%	2.1%	13.9%			3.6%	4.4%

Operating Income (as reported)	$145.3	$132.0	$5.6	$6.9	$(60.2)	$(45.1)	$90.7	$93.8
Amortization Expense	12.9	12.8	0.1	0.2	—	—	13.0	13.0
Share-Based Compensation	—	—	—	—	9.4	8.0	9.4	8.0
Severance and Other Charges	(0.2)	5.7	—	(0.2)	—	—	(0.2)	5.5
Separation Related Charges	—	—	—	—	13.1	6.9	13.1	6.9
Management Fee	(3.8)	(3.8)	3.8	3.8	—	—	—	—
Gain, Losses, and Settlements	2.0	(4.5)	—	—	—	7.7	2.0	3.2
Total Operating Income Adjustments	$10.9	$10.2	$3.9	$3.8	$22.5	$22.6	$37.3	$36.6
Adjusted Operating Income (Non-GAAP)	$156.2	$142.2	$9.5	$10.7	$(37.7)	$(22.5)	$128.0	$130.4
Depreciation Expense	51.9	49.2	5.6	5.0	0.1	0.2	57.6	54.4
Adjusted EBITDA (Non-GAAP)	$208.1	$191.4	$15.1	$15.7	$(37.6)	$(22.3)	$185.6	$184.8
Operating Income Margin (as reported)	11.2%	10.4%	4.4%	5.5%			6.4%	6.7%
Adjusted Operating Income Margin (Non-GAAP)	12.1%	11.2%	7.4%	8.5%			9.0%	9.3%
Adjusted EBITDA Margin (Non-GAAP)	16.1%	15.0%	11.8%	12.5%			13.0%	13.2%

Net Income (as reported)							$18.2	$70.3
Operating Income Adjustments (Above)							37.3	36.6
Tax Impact of Operating Income Adjustments							(9.6)	(9.4)
Adjusted Net Income (Non-GAAP)							$45.9	$97.5

Basic weighted-average shares outstanding (millions)							131.5	130.7
Diluted weighted-average shares outstanding (millions)							131.8	130.7
Basic Earnings Per Share							$0.14	$0.54
Diluted Earnings Per Share							$0.14	$0.54
Adjusted Basic Earnings Per Share							$0.35	$0.75
Adjusted Diluted Earnings Per Share							$0.35	$0.75

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

Operating Income for the fiscal year ended September 29, 2023 (as reported in the Company's Form 10-K)	$217.9
Amortization Expense	26.0
Share-Based Compensation	14.5
Severance and Other Charges	4.9
Separation Related Charges	31.1
Gain, Losses, and Settlements	(0.8)
Depreciation Expense	110.3
Trailing Twelve Months Adjusted EBITDA for the period ended September 29, 2023 (Non-GAAP)	$403.9
Less Adjusted EBITDA (Non-GAAP) for the six months ended March 31, 2023	(184.8)
Plus Adjusted EBITDA (Non-GAAP) for the six months ended March 29, 2024	185.6
Trailing Twelve Months Adjusted EBITDA for the period ended March 29, 2024 (Non-GAAP)	$404.7

Operating Income for the fiscal year ended September 29, 2023 (as reported in the Company's Form 10-K)	$217.9
Amortization Expense	26.0
Share-Based Compensation	14.5
Severance and Other Charges	4.9
Separation Related Charges	31.1
Gain, Losses, and Settlements	(0.8)
Depreciation Expense	110.3
Trailing Twelve Months Adjusted EBITDA for the period ended September 29, 2023 (Non-GAAP)	$403.9
Less Adjusted EBITDA (Non-GAAP) for the quarter ended December 30, 2022	(92.0)
Plus Adjusted EBITDA (Non-GAAP) for the quarter ended December 29, 2023	98.4
Trailing Twelve Months Adjusted EBITDA for the period ended December 29, 2023 (Non-GAAP)	$410.3

VESTIS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW, NET DEBT, AND NET LEVERAGE
(In millions)

	Six Months Ended
	March 29, 2024	March 31, 2023
Net cash provided by operating activities	$127.5	$68.8
Purchases of property and equipment and other	(29.8)	(32.3)
Disposals of property and equipment	—	10.7
Free Cash Flow (Non-GAAP)	$97.7	$47.1

	As of
	March 29, 2024	December 29, 2023	September 29, 2023
Total principal debt outstanding	$1,437.5	$1,491.3	$1,500.0
Finance lease obligations	138.5	135.8	132.9
Less: Cash and cash equivalents	(30.7)	(48.9)	(36.1)
Net Debt (Non-GAAP)	$1,545.3	$1,578.2	$1,596.8
Net Leverage (Non-GAAP)	3.82	3.85	3.95

	Twelve months ended
	March 29, 2024	December 29, 2023	September 29, 2023
Trailing Twelve Months Adjusted EBITDA (Non-GAAP)	$404.7	$410.3	$403.9